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                                                  CIT MARINE TRUST 1999-A

                                                 MONTHLY SERVICER'S REPORT




                                                                                                          Due Period        5/31/99
                                                                                                          Determination     6/10/99
                                                                                                          Distribution Date 6/15/99


I.    All Payments on the Contracts                                                                                   18,575,784.99
II.   All Liquidation Proceeds on the Contracts with respect to Principal                                                 13,490.00
III.  Repurchased Contracts                                                                                                    0.00
IV.   Investment Earnings on Collection Account                                                                            8,857.70
V.    Servicer Monthly Advances                                                                                          694,500.78
VI.   Reimbursement of prior Monthly Advances                                                                           -338,289.58
VII.  Insurer Deposits                                                                                                         0.00
VIII. Release of the Additional Enhancement Requirement Sub-Account                                                            0.00
IX.   Incorrect Deposits                                                                                                       0.00

Total available amount in Collection Account                                                                         $18,954,343.89
                                                                                                                         ==========

Draws from the Reserve Account                                                                                                $0.00
Draws on the Note Insurance Policy                                                                                            $0.00
Draws on the Certificate Insurance Policy                                                                                     $0.00

Total Distribution                                                                                                   $18,954,343.89


DISTRIBUTION AMOUNTS                                                    Cost per $1000
---------------------                                                   -------------


1.  (a)  Class A-1 Note Interest Distribution                                                   1,208,395.95
    (b)  Class A-1 Note Primary Principal Distribution                                         13,384,519.04
    (c)  Class A-1 Additional Principal Distribution Amount                                     1,774,994.77
               Aggregate Class A-1 Note Distribution                      50.36279926                                 16,367,909.76

2.  (a)  Class A-2 Note Interest Distribution                                                     865,166.67
    (b)  Class A-2 Note Primary Principal Distribution                                                  0.00
    (c)  Class A-2 Additional Principal Distribution Amount                                             0.00
                Aggregate Class A-2 Note Distribution                      4.83333335                                    865,166.67

3.  (a)  Class A-3 Note Interest Distribution                                                     570,375.00
    (b)  Class A-3 Note Primary Principal Distribution                                                  0.00
    (c)  Class A-3 Additional Principal Distribution Amount                                             0.00
                Aggregate Class A-3 Note Distribution                      4.87500000                                    570,375.00

4.  (a)  Class A-4 Note Interest Distribution                                                     537,156.25
    (b)  Class A-4 Note Primary Principal Distribution                                                  0.00
    (c)  Class A-4 Additional Principal Distribution Amount                                             0.00
                Aggregate Class A-4 Note Distribution                      5.20833333                                    537,156.25

5.  (a)  Certificate Interest Distribution                                                         54,269.00
    (b)  Certificate Primary Principal Distribution                                               135,197.16
    (c)  Certificate Additional Principal Amount                                                        0.00
                Aggregate  Certificate Distribution                       17.18022124                                    189,466.16

6.  Insurance Fee, including accrued and unpaid amounts                                                                   76,016.98

7.  Reimbursement of Insurance Policy Draws
             (a)  Note Insurance Policy                                                                                        0.00
             (b)  Certificate Insurance Policy                                                                                 0.00

8.  Lender Fees                                                                                                           21,903.80

9.  Servicing Fee                                                                                                        293,303.58

10. Deposits to the Additional Enhancement Sub-Account                                                                    33,045.69

11. Deposits to the Reserve Account                                                                                            0.00

Total Distribution                                                                                                   $18,954,343.89
                                                                                                                    ===============
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      INTEREST
---------------------

1.   Current Interest Requirement
        (a) Class A-1    @     5.450%                                                            1,208,395.95
        (b) Class A-2    @     5.800%                                                              865,166.67
        (c) Class A-3    @     5.850%                                                              570,375.00
        (d) Class A-4    @     6.250%                                                              537,156.25

                     Aggregate Interest on Class A Notes                                                               3,181,093.87

        (e) Certificate        6.200%                                                                                     54,269.00

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                              0.00
        (b) Class A-2 Notes                                                                              0.00
        (c) Class A-3 Notes                                                                              0.00
        (d) Class A-4 Notes                                                                              0.00

        (e) Certificate                                                                                  0.00

3.   Total Distribution of Interest                                  Cost per $1000
                                                                     --------------
        (a) Class A-1 Notes                                            3.71814138                1,208,395.95
        (b) Class A-2 Notes                                            4.83333335                  865,166.67
        (c) Class A-3 Notes                                            4.87500000                  570,375.00
        (d) Class A-4 Notes                                            5.20833333                  537,156.25

                     Total Aggregate Interest on Class A Notes                                                         3,181,093.87

        (e) Certificate                                                4.92094961                                         54,269.00

     PRINCIPAL
---------------------

                                                                   No. of Contracts
                                                                   ----------------
1.   Stated Principal Collected                                                                  3,435,209.40
2.   Principal Prepayments                                                366                   10,071,016.80
3.   Liquidation Proceeds                                                   1                       13,490.00
4.   Repurchased Contracts                                                  0                            0.00

       Total Primary Principal Distribution Amount                                                                    13,519,716.20

5.   Additional Principal Distribution Amount                                                                          1,774,994.77

6.   Principal Balance before giving effect to Principal
Distributions
                                                                                                   Pool Factor
                                                                                                   -----------
        (a) Class A-1 Notes                                                                        0.81867333        266,068,832.25
        (b) Class A-2 Notes                                                                        1.00000000        179,000,000.00
        (c) Class A-3 Notes                                                                        1.00000000        117,000,000.00
        (d) Class A-4 Notes                                                                        1.00000000        103,134,000.00

        (e) Certificate                                                                            0.95244181         10,503,676.82

7.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00

        (e) Certificate                                                                                                        0.00


8.   Principal Distributions                                               Cost per $1000
                                                                            -----------
        (a) Class A-1 Notes                                                 46.64465788                               15,159,513.81
        (b) Class A-2 Notes                                                  0.00000000                                        0.00
        (c) Class A-3 Notes                                                  0.00000000                                        0.00
        (d) Class A-4 Notes                                                  0.00000000                                        0.00

        (e) Certificate                                                     12.25927163                                  135,197.16

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9.   Principal Balance after giving effect to Principal
Distributions
                                                                                                  PoolFactor
                                                                                                  ----------
        (a) Class A-1 Notes                                                                       0.77202867         250,909,318.44
        (b) Class A-2 Notes                                                                       1.00000000         179,000,000.00
        (c) Class A-3 Notes                                                                       1.00000000         117,000,000.00
        (d) Class A-4 Notes                                                                       1.00000000         103,134,000.00

        (e) Certificate                                                                           0.94018253          10,368,479.66

  RESERVE ACCOUNT
---------------------                                                                                                    Additional
                                                                                     Loan             Excess            Enhancement
1.  Activity                                                                     Sub-Account        Sub-Account         Sub-Account
                                                                                 --------------------------------------------------

      (a)  Opening Balance                                                       27,568,581.00          0.00                   0.00
      (b)  Deposits                                                                       0.00          0.00              33,045.69
      (c)  Investment Earnings                                                      114,947.59          0.00                   0.00
      (d)  Distributions                                                           -114,947.59          0.00                   0.00
                                                                                 --------------------------------------------------
      (e)  Ending Balance                                                        27,568,581.00          0.00              33,045.69


                                                                                                                         Additional
                                                                                        Loan           Excess           Enhancement
                                                                                    Sub-Account      Sub-Account        Sub-Account
                                                                                 --------------------------------------------------
2.  Distributions from the Reserve Account
       (a)  Draws to the Note Distribution Account                                        0.00          0.00                    0.00
       (b)  Draws to the Certificate Distribution Account                                 0.00          0.00                   0.00
       (c)  Release to the Collection Account                                             0.00          0.00                   0.00
       (d)  Distribution to Lender                                                  114,947.59          0.00                   0.00
       (e)  Distribution to Affiliated Owner                                              0.00          0.00                   0.00

                                                                                  -------------------------------------------------
Total Distributions from the Reserve Account                                         114,947.59         0.00                   0.00


     POOL DATA
--------------------
                                                                                                       Aggregate
                                                                                 No. of Contracts    Pool Balance
                                                                                  ----------------   -------------
1.   Pool Stated Principal 5/31/99 as of                                             21,573         669,141,195.35

2.   Delinquency Information                                                                                      % of Pool Balance
                                                                                                                  -----------------

              (a) 31-59 Days                                                           174            4,102,602.75           0.613%
              (b) 60-89 Days                                                            32              545,082.42           0.081%
              (c) 90-119 Days                                                           19              487,071.00           0.073%
              (d) 120-180 Days                                                          36            1,496,249.00           0.224%
              (d) 181 Days +                                                             0                    0.00           0.000%

3.   Contracts Repossessed during the Due Period                                         2               66,091.37

4.   Current Repossession Inventory                                                      2               66,091.37

5.   Net Liquidation Losses for the related Due Period
       (a)  Principal Balance of Liquidated Contract                                     1               22,694.29
       (b)  Net Liquidation Proceeds on any Liquidated Contracts                                         13,490.00
                                                                                                      ------------
       Total  Net Liquidation Losses for the related Due Period                          3                                 9,204.29

7.   Cumulative Net Losses on all Liquidated Receivables                                                                  53,326.54

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                             9.493%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                               163.946

10.  Weighted Average Remaining Original Term to Maturity of all Outstanding Contracts                                      184.279


  TRIGGER ANALYSIS
---------------------

Due Periods                                                                        Excess Collections   Pool Balance

Current                         May-99                                               1,774,994.77        669,141,195.35
Prior Month                     Apr-99                                               1,924,805.93        682,670,115.84
Second Prior Month              Mar-99                                               3,022,314.81        700,886,007.48
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Sum of Excess Collections                                                            6,722,115.51

Annualized (x4)                                                                     26,888,462.04

Average Pool Balance                                                               684,232,439.56

Net Yield                                                                                  3.9297%

Net Yield trigger level.                                                                   1.0000%

                   Net Yield trigger in effect ?                                               NO



 CREDIT ENHANCEMENT
---------------------

Required Enhancement

        Available Reserve Amount for the next Distribution Date  (Initially 27,568,581
           to a floor of 7,351,622.)                                                                 27,568,581.00

        Overcollateralization after the application of all the Principal Distributions
          (Initially zero to be increased to 9,189,527.)                                              8,729,397.25
                                                                                                    --------------

                 Credit enhancement available for the next Distribution Date                         36,297,978.25            5.42%

                 Required Enhancement (5.55% of the current Pool Balance to a floor
                   of 16,541,149)                                                                    37,137,336.34            5.55%


Additional Credit Enhancement                                                          Balance        Enhancement        Percentage

          More than 180 days delinquent                                                    0.00              0.00               25%

          Repossession Inventory                                                      66,091.37         33,045.69               50%
                                                                                    -----------------------------

                  Total Additional Enhancement                                                          33,045.69

Amount on deposits in the Additional Enhancement Sub-Account                                            33,045.69



   MISCELLANEOUS
---------------------

1.   Monthly Servicing Fees                                                                                              293,303.58

2.   Servicer Advances                                                                                                   694,500.78

3.   Reserve Account Loan Activity
      (a)  Distribution on Loan:
                Interest                                                                             136,851.39
                Principal                                                                                  0.00
                      Total P&I                                                                                          136,851.39

      (b)  Beginning Loan Balance                                                                                     27,568,581.00
      (c)  Principal Payment                                                                                                   0.00
      (d)  Ending Loan Balance                                                                                        27,568,581.00


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